Exhibit 7.1

                             Joint Filing Agreement

          The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     March 24, 1999

                                         Gold & Appel Transfer, S.A.,
                                         a British Virgin Islands corporation


                                      By: /s/ Walt Anderson
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                                          Walt Anderson, Attorney-in-Fact for
                                          Gold & Appel Transfer, S.A.

                                          /s/ Walt Anderson
                                          ----------------------------------
                                          Walt Anderson